DBA is a European leader in the design, manufacture and distribution of branded intimate apparel, hosiery and socks, and men's underwear.

Net Sales and Strategic Brands By Geography[1]

France	Germany & Austria	Italy	Iberia	International[2]
43%	16%	13%	11%	17%
DIM	nur die	DIM	DIM	DIM
Wonderbra	nur der	Lovable	abanderado	nur die
Playtex		Wonderbra	Wonderbra	Wonderbra
		Playtex	Playtex	Playtex

Net Sales By Category[1]



Basics
~25%
Hosiery
~30%
Intimates
~45%

Net Sales By Channel of Trade[1,3]



Retail & Other
12%
Department Stores & Independents
33%
55%
Food & Mass

Source: Company reports

1: Percentage of FY13 Net Sales. 2: Includes UK, Poland, Belgium, Switzerland, Russia, South Africa, other Central Europe geos, and Export. 3. Includes France, Germany, Italy & Iberia only.

HANES Brands Inc

1

DBA has a portfolio of strong brands with the leading share in its core markets 2 Strategic Brands • Flagship brand • Leader in Intimates, Hosiery and Men’s Underwear • Since 1958 • Italian feminine and fashion brand • Intimates • Since 1962 • Reference for mature women across Europe • Intimates • Since 1932 • Leader in Germany mass channel • Hosiery and Socks • Since 1963 • The Iberian men’s underwear specialist • Men’s Underwear • Since 1963 • Iconic sexiness booster • Intimates • Since 1935 Men’s Underwear Hosiery Women’s Intimates France Italy Spain France Spain France Germany #2 #1 #1 #1 #1 #1 #1 Source: Company reports